Exhibit 31.2

CERTIFICATIONS

I, John Y. Caloz, Chief Financial Officer of CytRx Corporation, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of CytRx Corporation; and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this annual report.

Date: July 12, 2021	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer